Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Navarre Corporation
New Hope, Minnesota
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 2005, relating to the combined financial statements of FUNimation Productions, Ltd. and The FUNimation Store, Ltd. which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Dallas, Texas
April 11, 2006